UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 18, 2005

Date of Report (Date of earliest event reported)

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31019	94-3216714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 716-1557

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 Seymour Holtzman was appointed as a Class II Director of Argonaut Technologies, Inc. (the “Company”) effective January 18, 2005.

Item  7.01.                                       Regulation FD Disclosure.

On January 24, 2005, the Company issued a press release announcing the election of Mr. Holtzman to the board of directors of the Company (the “Board”).  A copy of the press release is attached to this report as Exhibit 99.1.

On January 18, 2005, the Company and Jewelcor Management, Inc. entered into a Letter Agreement related to Mr. Holtzman’s appointment to the Board.  Mr. Holtzman is the president of Jewelcor Management, Inc.  A copy of the Letter Agreement is attached to this report as Exhibit 99.2.

Pursuant to General Instruction B.2 of Form 8-K, the Letter Agreement attached as Exhibit 99.2 and the press release attached as Exhibit 99.1 are not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, but are instead furnished for purposes of that instruction.

Item  9.01.                                       Financial Statements and Exhibits.

(c)                                     Exhibits.

Exhibit No.	Description

99.1	Press release dated January 24, 2005 announcing the election of Seymour Holtzman to the Board.

99.2	Letter Agreement dated January 18, 2005 between Jewelcor Management, Inc. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.

/s/ Lissa A. Goldenstein
Lissa A. Goldenstein President and Chief Executive Officer

Date:  January 24, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 24, 2005 announcing the election of Seymour Holtzman to the Board.

99.2	Letter Agreement dated January 18, 2005 between Jewelcor Management, Inc. and the Company.